PRESS RELEASE For immediate release

NVE Corporation Reports Third Quarter Results

EDEN PRAIRIE, Minn.—January 22, 2014—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and nine months ended December 31, 2013.

Total revenue for the third quarter of fiscal 2014 decreased 1% to $6.47 million from $6.53 million in the prior-year quarter. The revenue decrease was due to 97% decrease in contract research and development revenue, partially offset by a 12% increase in product sales. Net income for the third quarter of fiscal 2014 decreased 4% to $2.78 million, or $0.57 per diluted share, compared to $2.90 million, or $0.60 per share, for the prior-year quarter.

For the first nine months of fiscal 2014, total revenue increased 1% to $20.0 million from $19.8 million for the first nine months of the prior year. The increase was due to a 9% increase in product sales, partially offset by an 83% decrease in contract research and development revenue. Net income for the first nine months of fiscal 2014 decreased 2% to $8.57 million, or $1.76 per diluted share, compared to $8.72 million, or $1.80 per share, for the first nine months of fiscal 2013.

“We are pleased to report a 12% increase in product sales and solid earnings for the quarter despite an 81% increase in our investment in research and development,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks of decreased revenues, uncertainties related to direct and indirect U.S. Government funding, risks in the enforcement of our patents, litigation risks, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and other reports filed with the SEC.

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                    NVE CORPORATION
                 STATEMENTS OF INCOME
   QUARTERS AND NINE MONTHS ENDED DECEMBER 31, 2013
                  AND 2012 (Unaudited)

                         Quarter Ended December 31
                              2013           2012
                        -------------  -------------
  Revenue
   Product sales          $ 6,448,407    $ 5,762,925
   Contract research
    and development            25,290        762,296
                        -------------  -------------
  Total revenue             6,473,697      6,525,221

  Cost of sales             1,449,396      1,738,618
                        -------------  -------------
  Gross profit              5,024,301      4,786,603
  Expenses
   Selling, general,
    and administrative        543,698        570,741
   Research and
    development               905,246        501,325
                        -------------  -------------

  Total expenses            1,448,944      1,072,066
                        -------------  -------------
  Income from
   operations               3,575,357      3,714,537

  Interest income             530,383        600,395
                        -------------  -------------
  Income before taxes       4,105,740      4,314,932
  Provision for income
   taxes                    1,328,566      1,415,590
                        -------------  -------------

  Net income              $ 2,777,174    $ 2,899,342
                        =============  =============
  Net income per share
   -- basic                    $ 0.57         $ 0.60
                        =============  =============
  Net income per share
   -- diluted                  $ 0.57         $ 0.60
                        =============  =============
  Weighted average
   shares outstanding
   Basic                    4,842,565      4,847,619
   Diluted                  4,859,601      4,872,019

                        Nine Months Ended December 31
                             2013           2012
                        -------------  -------------
  Revenue
   Product sales         $ 19,654,162   $ 18,025,002
   Contract research
    and development           297,648      1,785,920
                        -------------  -------------
  Total revenue            19,951,810     19,810,922

  Cost of sales             4,331,297      5,147,884
                        -------------  -------------
  Gross profit             15,620,513     14,663,038
  Expenses
   Selling, general,
    and administrative      1,756,578      1,714,545
   Research and
    development             2,744,620      1,801,609
                        -------------  -------------

  Total expenses            4,501,198      3,516,154
                        -------------  -------------
  Income from
   operations              11,119,315     11,146,884

  Interest income           1,577,524      1,784,963
                        -------------  -------------
  Income before taxes      12,696,839     12,931,847
  Provision for income
   taxes                    4,123,189      4,211,964
                        -------------  -------------

  Net income              $ 8,573,650    $ 8,719,883
                        =============  =============
  Net income per share
   -- basic                    $ 1.77         $ 1.80
                        =============  =============
  Net income per share
   -- diluted                  $ 1.76         $ 1.80
                        =============  =============
  Weighted average
   shares outstanding
   Basic                    4,852,356      4,832,630
   Diluted                  4,868,040      4,856,851

                        NVE CORPORATION
                         BALANCE SHEETS
                 DECEMBER 31 AND MARCH 31, 2013

                                   Dec. 31,       March 31,
                                     2013           2013
  ASSETS
  Current assets
   Cash and cash equivalents       $ 1,961,285    $ 2,509,683
   Marketable securities,
    short term                      10,293,147      9,711,029
   Accounts receivable, net of
    allowance for
    uncollectible accounts of
    $15,000                          1,789,490      2,521,395
   Inventories                       3,029,903      3,336,592
   Deferred tax assets                 241,599             --
   Prepaid expenses and other
    assets                           1,220,833        958,147
                                --------------  -------------
  Total current assets              18,536,257     19,036,846
  Fixed assets
   Machinery and equipment           8,450,954      8,417,061

   Leasehold improvements            1,499,454      1,499,454
                                --------------  -------------
                                     9,950,408      9,916,515
   Less accumulated
    depreciation                     6,829,363      6,228,122
                                --------------  -------------
  Net fixed assets                   3,121,045      3,688,393
  Marketable securities, long
   term                             80,584,799     73,040,257
                                --------------  -------------

  Total assets                   $ 102,242,101   $ 95,765,496
                                ==============  =============

  LIABILITIES AND
   SHAREHOLDERS' EQUITY
  Current liabilities
   Accounts payable                  $ 285,777      $ 422,092
   Accrued payroll and other           833,330        918,060

   Deferred taxes                           --        440,736
                                --------------  -------------
  Total current liabilities          1,119,107      1,780,888

  Long-term deferred tax
   liabilities                         282,342             --

  Shareholders' equity
   Common stock                         48,460         48,624
   Additional paid-in capital       20,245,775     21,200,742
   Accumulated other
    comprehensive income               795,251      1,557,726

   Retained earnings                79,751,166     71,177,516
                                --------------  -------------

  Total shareholders' equity       100,840,652     93,984,608
                                --------------  -------------
  Total liabilities and
   shareholders' equity          $ 102,242,101   $ 95,765,496
                                ==============  =============